SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                January 23, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On January 23, 2004 registrant issued a press release entitled "Halliburton And Shell Restructure Technology Joint Ventures For Expandable Tubulars and Intelligent Completions."

         The text of the press release is as follows:

           HALLIBURTON AND SHELL RESTRUCTURE TECHNOLOGY JOINT VENTURES
               FOR EXPANDABLE TUBULARS AND INTELLIGENT COMPLETIONS

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that one of its business units, Halliburton Energy Services (HES), and Shell Technology Ventures (STV) have restructured two joint venture companies - Enventure Global Technologies LLC (EGT) and WellDynamics BV (WD)-- in an effort to more closely align the ventures with near-term priorities in the core businesses of the venture owners. Prior to the restructuring, both ventures were owned 50/50 by HES and STV. The proposed transactions will require no cash, except for the cash necessary to adjust and re-balance the current and projected working capital positions.

Enventure Global Technologies is the industry leader in solid expandable products and services. STV will acquire from HES an additional 33.5 percent of Enventure Global Technologies. However, existing HES agreements and licenses with Enventure for its Poroflex(TM) expandable sand screens and a distribution agreement for its Versaflex(TM) expandable liner hangers will be enhanced and extended. EGT will retain its independent stance and will continue to run as a separate commercial organization.

WellDynamics is the industry leader in intelligent well products and services. The company's current backlog of orders is in excess of $40 million. HES will acquire an additional one percent of WellDynamics from STV, giving HES 51 percent ownership and control of day to day operations, which will allow for more natural opportunities in HES to leverage its existing complementary businesses, reduce costs, and ensure global availability. WellDynamics will continue to be an independent service company offering its product range to all operators.

"The restructuring allows us to make the most of each venture's strengths and drive the technology to its full potential at a maximum pace," said John Gibson, president and CEO, Halliburton's Energy Services Group. "Both Enventure and WellDynamics have grown strongly over recent years with 50 percent plus growth rates."

HES and Shell continue numerous other co-operations on technology innovation and market introduction through various forms of venturing, including through several joint investments.

Halliburton Energy Services provides products, services, and integrated solutions for oil and gas exploration, development, and production. Capabilities range from initial evaluation of producing formations to drilling, completion, stimulation, and well maintenance - for a single well or an entire field. With more than 300 service centers in more than 100 countries, Halliburton possesses the global perspective that is increasingly important for energy exploration and production.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The Company's World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003 for a more complete discussion of such risk factors.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HALLIBURTON COMPANY




Date:     January 23, 2004                  By: /s/ Margaret E. Carriere
                                                ------------------------------
                                                    Margaret E. Carriere
                                                    Vice President and Secretary